EXHIBIT 5


                                          212-859-8000
May 13, 1997                             (FAX:  212-859-8587)



Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York  11788

Ladies and Gentlemen:

          We are acting as special counsel to Audiovox
Corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed as of the date hereof, of 352,194 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company, such Class A Common Stock (the "Shares") issued by the Company pursuant to a Stock Purchase Agreement (the "Agreement") dated March 7, 1997 between the Company and Thomas Irions.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies, of all such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and officers and representatives of the Company and of others.

          Based upon the foregoing and subject to the limitations set forth herein, the Shares have been duly authorized and have been or will be (when issued, paid for and delivered as authorized) validly issued, fully paid and non-assessable.

          This opinion is limited to the federal laws of the United States of America and the laws of the State of New
York, as currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                              Very truly yours,




                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON





                              By:  /s/ Stuart H. Gelfond
                                   ---------------------
                                   Stuart H. Gelfond